UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 1 Columbus Circle, 17th Floor Mail Stop: NYC01-1710 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest, no par value	MSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

Receipt of Quarterly Royalty Report and Royalty Payment from Cleveland-Cliffs Inc.

On July 28, 2023, Mesabi Trust received the quarterly royalty report of iron ore production and shipments out of Silver Bay, Minnesota during the quarter ended June 30, 2023 (the “Quarterly Royalty Report”) from Cleveland-Cliffs Inc. (“Cliffs”), the parent company of Northshore Mining Company (“Northshore”). As further explained under Item 7.01 below, the Quarterly Royalty Report indicated that the Mesabi Trust received a royalty payment on July 28, 2023, as summarized below.

Item 7.01Regulation FD.

Quarterly Royalty Report and Royalty Payment

On July 28, 2023, the Trustees of Mesabi Trust received the Quarterly Royalty Report from Cliffs, the parent company of Northshore.

As reported to Mesabi Trust by Cliffs in the Quarterly Royalty Report, based on production and shipments of iron ore products by Northshore during the three months ended June 30, 2023, Mesabi Trust was credited with a base royalty of $3,357,288.  Also for the three months ended June 30, 2023, Mesabi Trust was credited with a bonus royalty in the amount of $4,028,746.  After applying reductions totaling $2,298,120 as a result of negative adjustments related to changes in estimates from prior quarters, on June 28, 2023, Cliffs paid Mesabi Trust a royalty of $5,087,914. In addition, a royalty payment of $233,596 was paid to the Mesabi Land Trust.  Accordingly, the total royalty payments from Cliffs received by Mesabi Trust for the three months ended June 30, 2023 were $5,321,510.

The royalties paid to Mesabi Trust are based on the volume of iron ore pellets produced for internal use or shipped for third party sales during the quarter and the year to date, the pricing of iron ore product sales, and the percentage of iron ore pellet shipments from Mesabi Trust lands rather than from non-Mesabi Trust lands.  In the second calendar quarter of 2023, Cliffs credited Mesabi Trust with 886,301 tons shipped or produced during the quarter, as compared to 198,495 tons shipped or produced during the second calendar quarter of 2022.

The volume of iron ore pellets (and other iron ore products) produced or shipped by Northshore varies from quarter to quarter and year to year based on a number of factors, including, among others, Cliffs’ decisions to idle Northshore operations (which occurred between spring 2022 through March 2023), the requested delivery schedules of customers (including affiliates), general economic conditions in the iron ore industry, production schedules and weather conditions on the Great Lakes.  These multiple factors can result in significant variations in royalties received by Mesabi Trust (and in turn, the resulting funds available for distribution to Unitholders by Mesabi Trust) from quarter to quarter and from year to year.  These variations, which can be positive or negative, cannot be predicted by the Trustees of Mesabi Trust.  Based on the above factors, and as indicated by Mesabi Trust’s historical distribution payments, the royalties received by Mesabi Trust, and the distributions paid to Unitholders, if any, in any particular quarter are not necessarily indicative of royalties that will be received, or distributions that will be paid, if any, in any subsequent quarter or full year.

Cliffs’ quarterly royalty reports normally present production and shipment volumes, as well as royalty calculations, that are based on documented transactions that are reviewed by the Trustees and are based on estimated iron ore prices that are subject to change.  It is possible that future negative price adjustments could offset, or even eliminate, royalties or royalty income that would otherwise be payable to Mesabi Trust in any particular quarter, or at year end, thereby potentially reducing cash available for distribution to Mesabi Trust’s Unitholders in future quarters.

The Trustees of Mesabi Trust have received no specific updates concerning Cliffs’ plans for the remainder of the current year with respect to Northshore iron ore operations. Most recently, Cliffs’ announcements made in April 2023 included that Northshore would be partially restarted and run at less than full capacity for the remainder of this year, and that Cliffs would continue to treat NorthShore as a swing operation.

Forward-looking Statements

This report contains certain forward-looking statements based on Cliffs’ publicly announced plans with respect to Northshore in the future, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended.  Cliffs’ implementation of, or changes to, these plans are beyond Mesabi Trust’s control.  As such, such statements are subject to risks and uncertainties, which could cause actual results to differ materially.  Additional information concerning these and other risks and uncertainties is contained in Mesabi Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (filed April 24, 2023) and the Trust’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 (filed June 13, 2023).  Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

In accordance with general instruction B. 2 to Form 8-K, the information in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

By:	/s/ Chris Niesz
Chris Niesz
Vice President
Deutsche Bank Trust Company Americas,
Corporate Trustee of Mesabi Trust

Dated: August 1, 2023